UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2012
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CITIZENS BANCORP OF VIRGINIA, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-50576 (Commission File Number)	20-0469337 (I.R.S. Employer Identification No.)

126 South Main Street Blackstone, Virginia (Address of principal executive offices)	23824 (Zip Code)

Registrant’s telephone number, including area code: (434) 292-7221

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2012, Citizens Bancorp of Virginia, Inc. (the “Company”) appointed Geoffrey C. Warner as Senior Vice President and Interim Chief Financial Officer of the Company and its wholly owned subsidiary, Citizens Bank and Trust Company (the “Bank”).  Prior to joining the Company, Mr. Warner, age 61, was employed by Virginia Business Bank, Richmond, Virginia, from October 2009 to July 2011 as Executive Vice President, Chief Operating Officer, and Chief Financial Officer.  From November 2008 to June 2009, Mr. Warner was Executive Vice President and Chief Financial Officer of First Financial Bank (in organization), Fairfax, Virginia.  From September 2004 to July 2008, he was Executive Vice President, Chief Operating Officer, and Chief Financial Officer of Virginia Company Bank, Newport News, Virginia.

Mr. Warner’s employment as Senior Vice President and Interim Chief Financial Officer of the Company and the Bank will commence on March 16, 2012 and will continue for a term of 90 days, unless sooner terminated upon 30 days’ notice by Mr. Warner or the Company.  During this interim term of employment, Mr. Warner’s compensation will consist of a base salary of $10,000 per month and a $1,000 per month travel allowance.  Mr. Warner will be eligible to participate in the Company’s current health, life, disability and dental insurance plans as well as its defined pension and 401(k) plans pursuant to the eligibility requirements established in relevant plan documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCORP OF VIRGINIA, INC.

(Registrant)

Date: March 12, 2012	By:	/s/Joseph D. Borgerding
Joseph D. Borgerding
President and Chief Executive Officer